UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Phillipi Road, Columbus, Ohio 43228
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On May 27, 2016, Big Lots, Inc. (“we,” “us” or “our”) issued a press release and conducted a conference call, both of which: (i) reported our first quarter fiscal 2016 unaudited results; (ii) provided an update on the status of our previously announced $250 million share repurchase program; (iii) provided initial guidance for the second quarter of fiscal 2016; and (iv) updated guidance for fiscal 2016.

The Earnings Press Release and conference call both included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted selling and administrative expenses; (ii) adjusted selling and administrative expense rate; (iii) adjusted operating profit; (iv) adjusted operating profit rate; (v) adjusted income tax expense; (vi) adjusted effective income tax rate; (vii) adjusted income from continuing operations; (viii) adjusted net income; (ix) adjusted diluted earnings per share from continuing operations; and (x) adjusted diluted earnings per share.

The non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) the following items for the periods noted:

Item	Fiscal 2016 First Quarter	Fiscal 2015 First Quarter	Fiscal 2015 Second Quarter	Fiscal 2015 Full Year
After-tax adjustment associated with pension costs of $1.3 million, or $0.03 per diluted share	X
After-tax adjustment associated with pension costs of $0.6 million, or $0.01 per diluted share		X	X
After-tax adjustment associated with pension costs of $7.8 million, or $0.15 per diluted share				X
After-tax adjustment for a loss contingency associated with a merchandise related legal matter of $2.7 million, or $0.05 per diluted share			X	X

The Earnings Press Release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

Our management believes that disclosure of the non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, which our management believes are more indicative of our ongoing operating results and financial condition. These non-GAAP financial measures, along with the most directly comparable GAAP financial measures, are used by our management to evaluate our operating performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Attached as exhibits to this Form 8-K are copies of our May 27, 2016 press release (Exhibit 99.1) and the transcript of our May 27, 2016 conference call (Exhibit 99.2), including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibits 99.1 and 99.2 is being furnished, not filed, pursuant to Item 2.02 of this Form 8-K. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At our Annual Meeting of Shareholders held on May 26, 2016 (“Annual Meeting”), our shareholders voted on the following proposals, with 2,866,671 broker non-votes for Proposal One and Proposal Two and the remaining votes cast as follows:

•	Proposal One. To elect nine directors to our Board of Directors:

Director	For	Withheld
Jeffrey P. Berger	41,292,826	654,590
David J. Campisi	41,562,940	384,476
James R. Chambers	41,290,079	657,337
Marla C. Gottschalk	41,560,506	386,910
Cynthia T. Jamison	39,876,192	2,071,224
Philip E. Mallott	26,826,954	15,120,462
Nancy A. Reardon	41,294,495	652,921
Wendy L. Schoppert	39,879,773	2,067,643
Russell E. Solt	39,307,298	2,640,118

•	Proposal Two. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our 2016 Proxy Statement:

For	40,074,363
Against	1,688,732
Abstain	184,321

•	Proposal Three. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2016:

For	25,994,342
Against	18,813,949
Abstain	5,796

No other matters were submitted to a vote of our shareholders at the Annual Meeting.

Item 8.01    Other Events.

On May 27, 2016, the Company issued a press release announcing that, on May 26, 2016, its Board of Directors declared a quarterly cash dividend of $0.21 per common share payable on June 24, 2016 to shareholders of record as of the close of business on June 10, 2016. This press release is filed herewith as Exhibit 99.3 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release on operating results and guidance dated May 27, 2016.

	99.2	Big Lots, Inc. conference call transcript dated May 27, 2016.

	99.3	Big Lots, Inc. press release on dividend declaration dated May 27, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: June 1, 2016	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Corporate Secretary